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                                 SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C. 20549
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                                              FORM 8-K

                                           Current Report
               Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                   Date of Report (date of earliest event reported): June 25, 2002

                                 The St. Lawrence Seaway Corporation
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                         (Exact Name of Registrant as Specified in Charter)

         Indiana                              0-2040                         35-1038443
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(State or Other Jurisdiction of       (Commission File Number)     (IRS Employer Identification No.)
      Incorporation)

                                  320 N. Meridian Street, Suite 818
                                     Indianapolis, Indiana 46204
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                              (Address of Principal Executive Offices)

                                           (317) 639-5292
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                        (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         The St.  Lawrence  Seaway  Corporation  (the  "Company")  has entered into a joint  venture agreement  as of June 25, 2002 under which it will  provide  development  funding to a  newly-formed private limited liability company, T3 Therapeutics,  LLC (the "Development Company"),  for specified drug treatment protocols for thyroid and cardiovascular  disease, in exchange for an equity interest in the Development  Company.  Such treatments are in early stage  development and involve the use of novel formulations of hormones,  delivered in controlled release  formulations.  Funding provided by the Company  will be used for the  purpose of  financing  development  of new  formulations  of such hormones,  and to conduct  animal and human  clinical  trials.  Research  has been  initiated by the
Development Company, which has been founded by physicians at a major metropolitan New York City area hospital. The agreement calls for the Company to acquire,  subject to adjustment,  a 12.5% ownership stake in the Development  Company,  in exchange for its commitment to provide development funding of
$750,000,  for use over an  approximately  two-year period.  The agreement  provides for a follow-on investment of an additional $750,000 if certain preliminary FDA testing approvals are secured,  with a corresponding  increase in the Company's ownership stake to 25% of the Development Company. If the product is licensed by the Development  Company to a  pharmaceutical  partner,  the Company would be entitled to a portion of the Development  Company's resulting  royalties and progress payments.  The amount of ownership to be received by the Company is subject to adjustment, based upon (i) ownership and license  arrangements that the Development Company makes with laboratories that provide research and formulation  expertise and products,  (ii) development or licensing  transactions or (iii) other sources of financing. The Company loaned the Development Company $40,000 in connection with entering into the letter of intent  relating to the joint venture  agreement;  the $40,000 note was cancelled
and  has  been  credited  toward  the  Company's  initial  $750,000   investment.   Development  and
commercialization  of the  treatment  protocols  is  highly  speculative  and  subject  to  numerous scientific,  practical, financial and commercial uncertainties.  There can be no assurances that the
Company will receive any royalties or progress payments, or that the value of its ownership stake in the Development Company will increase or even maintain its current value.

         "Safe harbor" statement under the Private Securities Litigation Reform Act of 1995

         This report contains  forward-looking  statements  within the meaning of Section 27A of the
Securities  Act of 1933 and Section 21E of the  Securities  Exchange  Act of 1934 which  reflect the
Company's  current  views  with  respect  to future  events  and  financial  performance.  The words
"believe,"  "expect,"  "anticipate," and similar expressions  identify  forward-looking  statements.
Investors  should not rely on  forward-looking  statements  because they are subject to a variety of risks,  uncertainties,  and other factors that could cause actual results to differ  materially from those expressed in any such  forward-looking  statements,  including those mentioned below and those detailed from time to time in the Company's  filings with the  Securities  and Exchange  Commission.
These factors include, but are not limited to:

         - the ability to  successfully  complete  development  and  commercialization  of products, including the cost, timing, scope and results of pre-clinical and clinical testing;

         - the ability to successfully complete product research and further development,  including animal, pre-clinical and clinical studies;

         - the ability of the developers to manage multiple late stage clinical trials for a variety of product candidates;

         -  significant  uncertainties  and  requirements  to attain  government  testing  and sales approvals and licenses;

         - the volume and profitability of product sales;

         - changes in existing and potential  relationships with financing,  corporate or laboratory collaborators;

         - the cost,  delivery and quality of clinical and commercial  grade  materials  supplied by contract manufacturers or laboratories;

         - the timing, cost and uncertainty of obtaining regulatory approvals;

         - the ability to obtain  substantial  additional  funding or to enter into  development  or licensing arrangements with well-funded partners or licensees;

         - the ability to attract  manufacturing,  sales,  distribution  and marketing  partners and other strategic alliances;

         - the ability to develop and commercialize products before competitors; and

         - the  dependence  on certain  founders and key  management  members of the  developer,  or physicians with expertise in the field.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                 Exhibit 10.1         Limited Liability Agreement of T3 Therapeutics, LLC dated as of June 25, 2002

                                             SIGNATURES

         Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     The St. Lawrence Seaway Corporation

                                                     By:/s/ Daniel L. Nir
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                                                        Daniel L. Nir
                                                        President and Treasurer

Dated:  June 27, 2002